Consolidated Report to                                        Exhibit 99.2
the Financial Community (Unaudited)

-----------------------------------------------------------------------------------------------------
                                            ---------------------------------------------------------
Third Quarter 2003 Highlights              |After Tax EPS Variance Analysis                  3rd Qtr.|
(Released October 23, 2003)                |-------------------------------                  --------|
                                           |3rd Quarter 2002 Basic EPS - GAAP Basis (Restated)$ 0.97 |
o   Non-GAAP   earnings  for  the  third   |  Unusual Charges - 2002 (See Page 6)               0.02 |
    quarter,   before  unusual  charges,   |                                                  ------ |
    were  $0.81  per  share.   Excluding   |3rd Quarter 2002 Basic EPS - Non-GAAP Basis       $ 0.99 |
    costs     associated     with    the   |  Davis-Besse Incremental Expenses - 2002           0.20 |
    Davis-Besse     extended     outage,   |                                                  ------ |
    normalized  non-GAAP  earnings  were   |3rd Qarter 2002 Normalized Earnings - Non-GAAP    $ 1.19 |
    $0.95  per  share,   compared   with   |  Electric Gross Margin (Excl. Davis-Besse)         0.05 |
    restated    third    quarter    2002   |  Nuclear Operating Expenses (Excl. Davis-Besse)   (0.06)|
    normalized   non-GAAP   earnings  of   |  Storm Restoration Expense                        (0.04)|
    $1.19 per share.  GAAP  earnings for   |  Distribution Reliability Spending - JCP&L        (0.03)|
    the third  quarter  2003 were  $0.51   |  Pension and OPEB                                 (0.10)|
    per share compared with the restated   |  Depreciation and Amortization                    (0.03)|
    GAAP  earnings of $0.97 per share in   |  Financing Costs, net of Common Stock Dilution     0.02 |
    the same  quarter  last  year.  Last   |  Other                                            (0.05)|
    year's   results  were  restated  to   |                                                  ------ |
    reflect    the    changes   in   the   |3rd Quarter 2003 Normalized Earnings - Non-GAAP   $ 0.95 |
    amortization of transition costs and   |  Davis-Besse Incremental Expenses - 2003          (0.14)|
    above-market  lease  costs  for  the   |                                                  ------ |
    Ohio distribution companies, as well   |Subtotal - Non-GAAP                               $ 0.81 |
    as    a    reallocation    of    the   |Unusual Charges - 2003 (See Page 6)                (0.30)|
    Pennsylvania POLR disallowance.        |                                                  ------ |
                                           |3rd Quarter 2003 Basic EPS - GAAP Basis           $ 0.51 |
                                            ---------------------------------------------------------

3Q 2003 Results Compared With 3Q 2002
-------------------------------------
o Electric distribution deliveries decreased 5%, driven largely by a 7% reduction in residential deliveries due to milder weather. Cooling-degree-days during the quarter were 19% below the same period last year. Commercial and industrial deliveries declined 4% and 3%, respectively. Total electric generation sales increased slightly, as a 6% decline in retail generation sales was more than offset by an 18% increase in wholesale sales.

o Electric gross margin increased $25 million after adjusting for changes in regulatory deferrals and Davis-Besse replacement power costs, despite the negative impact from the JCP&L rate case decision. Adjusted electric sales revenues increased by $107 million due primarily to higher wholesale spot and contract sales. The increase in electric sales revenues was partially offset by higher adjusted fuel and purchased power costs totaling $82 million. The net increase in fuel and purchased power expense resulted from additional market purchases necessary to support the higher generation sales and a 5% reduction in generation output.

o Nuclear operating expenses, excluding incremental expenses associated with the Davis-Besse outage, increased $28 million. The increase was entirely attributable to the 28-day refueling outage at Beaver Valley Unit 2, which was completed on October 12.

o Storm-related restoration expenses primarily related to Hurricane Isabel, increased energy delivery expenses by approximately $20 million during the quarter. Additionally, the accelerated reliability improvement plan in JCP&L's service territory increased expenses by $12 million during the quarter.

o Pension and other post-employment benefit costs increased approximately $50 million, continuing to reflect reduced plan asset values at the measurement date, reduced return assumptions on trust assets, and lower discount rates used to value projected obligations.

o Total depreciation and amortization expenses, adjusted for the regulatory deferrals related to electric gross margin and a $13 million disallowance (unusual charge) related to the JCP&L rate case decision, increased $14 million. The increase was the net result of a $25 million increase in Ohio transition costs amortization and $12 million of depreciation expense associated with the Lake Plants, partially offset by $19 million of lower nuclear decommissioning and depreciation expenses related to the implementation of SFAS No. 143.

o Net interest charges decreased $19 million as a result of our continued aggressive debt reduction program and refinancing activities. Financing activities during the quarter included $241 million in mandatory long-term debt redemptions, which will produce annual interest savings of approximately $20 million. A total of 32.2 million shares of new common stock were issued during the quarter, which diluted earnings by $0.02 per share.

o Other items that lowered earnings for the quarter included reduced contributions from our MYR and Facilities Services Group subsidiaries ($0.02 per share), reduced income from international operations ($0.01 per share) and mark-to-market adjustments ($0.02 per share).

2Q 2003 Earnings Impact Associated with Davis-Besse
---------------------------------------------------

o Incremental expenses associated with the extended outage at Davis-Besse during the quarter totaled $72 million, or $0.14 per share ($55 million of replacement power costs and $17 million of O&M expenses).

Unusual Charges
---------------

o A non-cash, goodwill impairment charge of $122 million, or $0.27 per share, was recorded to reduce the carrying value of FirstEnergy's electrical and mechanical contracting companies. An unusual charge of $13 million, or $0.03 per share, was recorded to reflect additional cost disallowances resulting from the New Jersey Board of Public Utilities' summary written order in the JCP&L's base rate proceeding.


For additional information, please contact:

    Kurt E. Turosky           Terrance G. Howson         Thomas C. Navin
    Director,                 Vice President,            Treasurer
    Investor Relations        Investor Relations         (330) 384-5889
    (330) 384-5500            (973) 401-8519




       FIRSTENERGY CORP.                                   Three Months Ended                    Nine Months Ended
       CONSOLIDATED INCOME                                    September 30,                        September 30,
                                                    -----------------------------------   -----------------------------------
       STATEMENTS (thousands):                         2003         2002       Change        2003         2002        Change
       ---------------------------------------      ----------   ----------   ---------   ----------   ----------   ---------
    (1)REVENUES:
    (2)  Electric Sales                             $2,984,013   $2,931,824   $  52,189   $8,003,821   $7,271,281   $ 732,540
    (3)  Natural Gas                                   112,304      102,646       9,658      491,556      470,081      21,475
    (4)  FE Facilities                                  89,128      146,560     (57,432)     251,109      402,444    (151,335)
    (5)  MYR                                           102,616      122,731     (20,115)     333,204      406,507     (73,303)
    (6)  International                                  13,684       11,407       2,277       58,143      299,210    (241,067)
    (7)  Other                                         141,640      136,016       5,624      402,454      353,512      48,942
                                                    ----------   ----------   ---------   ----------   ----------   ---------
    (8)     Total revenues                           3,443,385    3,451,184      (7,799)   9,540,287    9,203,035     337,252
                                                    ----------   ----------   ---------   ----------   ----------   ---------
    (9)
   (10)EXPENSES:
   (11)  Fuel                                          206,505      215,114      (8,609)     545,644      576,355     (30,711)
   (12)  Purchased Power                             1,117,792    1,059,565      58,227    3,097,292    2,128,652     968,640
   (13)  Purchased Gas                                 103,000       95,799       7,201      456,823      447,980       8,843
   (14)  Other operating expenses                      719,427      631,939      87,488    2,102,418    1,893,734     208,684
   (15)  FE Facilities                                  82,743      137,205     (54,462)     245,041      388,761    (143,720)
   (16)  MYR                                           104,289      118,954     (14,665)     330,125      398,358     (68,233)
   (17)  International                                   4,177       (4,290)      8,467       35,373      130,720     (95,347)
   (18)  Mark-to-Market Adjustment                     (12,129)     (17,535)      5,406       (7,550)     (19,681)     12,131
   (19)  Provision for depreciation
          and amortization                             332,125      310,417      21,708      966,009      920,196      45,813
   (20)  Goodwill Impairment                           121,523            -     121,523      121,523            -     121,523
   (21)  General taxes                                 177,499      176,850         649      518,823      493,944      24,879
                                                    ----------   ----------   ---------   ----------   ----------   ---------
   (22)      Total expenses                          2,956,951    2,724,018     232,933    8,411,521    7,359,019   1,052,502
                                                    ----------   ----------   ---------   ----------   ----------   ---------
   (23)INCOME BEFORE INTEREST
   (24)    AND INCOME TAXES                            486,434      727,166    (240,732)   1,128,766    1,844,016    (715,250)
                                                    ----------   ----------   ---------   ----------   ----------   ---------
   (25)Net interest charges:
   (26)  Interest expense                              199,418      212,477     (13,059)     599,738      704,724    (104,986)
   (27)  Capitalized interest                           (6,513)      (6,303)       (210)     (23,287)     (18,722)     (4,565)
   (28)  Subsidiaries' preferred stock
          dividends                                      8,021       14,223      (6,202)      36,423       63,399     (26,976)
                                                    ----------   ----------   ---------   ----------   ----------   ---------
   (29)      Net interest charges                      200,926      220,397     (19,471)     612,874      749,401    (136,527)
                                                    ----------   ----------   ---------   ----------   ----------   ---------
   (30)Income taxes                                    132,789      221,924     (89,135)     244,211      483,604    (239,393)
                                                    ----------   ----------   ---------   ----------   ----------   ---------
   (31)Income before discontinued operations
   (32)  and accounting change                         152,719      284,845    (132,126)     271,681      611,011    (339,330)
   (33)Discontinued Operations                               -            -           -      (60,495)           -     (60,495)
   (34)Cumulative effect of accounting change                -            -           -      102,147            -      102,147
                                                    ----------   ----------   ---------   ----------   ----------   ---------
   (35)NET INCOME                                   $  152,719   $  284,845   $(132,126)  $  313,333   $  611,011   $(297,678)
                                                    ==========   ==========   =========   ==========   ==========   =========
   (36)
   (37)Basic earnings per common share:
   (38)   Before discontinued operations and
   (39)     accounting change                       $     0.51   $     0.97   $   (0.46)  $     0.92   $     2.08   $   (1.16)
   (40)   Discontinued operations                            -            -           -        (0.21)           -       (0.21)
   (41)   Cumulative effect of accounting change             -            -           -         0.35            -        0.35
                                                    ----------   ----------   ---------   ----------   ----------   ---------
   (42)                                             $     0.51   $     0.97   $   (0.46)  $     1.06   $     2.08   $   (1.02)
                                                    ==========   ==========   =========   ==========   ==========   =========
   (43)Weighted average number of basic
   (44)  shares outstanding                            299,422      293,328       6,094      295,825      293,066       2,759
                                                    ==========   ==========   =========   ==========   ==========   =========
   (45)
   (46)Diluted earnings per common share:
   (47)   Before discontinued operations and
   (48)     accounting change                       $     0.51   $     0.97   $   (0.46)  $     0.91   $     2.08   $   (1.17)
   (49)   Discontinued operations                            -            -           -        (0.21)           -       (0.21)
   (50)   Cumulative effect of accounting change             -            -           -         0.35            -        0.35
                                                    ----------   ----------   ---------   ----------   ----------   ---------
   (51)                                             $     0.51   $     0.97   $   (0.46)  $     1.05   $     2.08   $   (1.03)
                                                    ==========   ==========   =========   ==========   ==========   =========
   (52)Weighted average number of diluted
   (53)  shares outstanding                            300,751      294,277       6,474      297,153      294,385       2,768
                                                    ==========   ==========   =========   ==========   ==========   =========



                                                                  FirstEnergy Consolidated Income Segments
                                                                     Three Months Ended September 30, 2003
                                                    --------------------------------------------------------------------
                                                    Regulated    Competitive    Other     Reconciling
      (In thousands):                                Services     Services       (c)      Adjustments       Consolidated
      --------------------------------------        ----------   -----------  ---------   -----------       ------------
   (1)REVENUES:
   (2)  Electric Sales                              $2,412,449   $  571,564   $       -   $        -         $2,984,013
   (3)  Natural Gas                                          -      112,304           -            -            112,304
   (4)  FE Facilities                                        -       89,128           -            -             89,128
   (5)  MYR                                                  -      102,616           -            -            102,616
   (6)  International                                        -            -      13,684            -             13,684
   (7)  Other                                          119,190       13,969       9,989       (1,508)(a)        141,640
   (8)  Internal revenues                              296,101      577,568     135,648   (1,009,317)(b)              -
                                                    ----------   ----------   ---------   ----------         ----------
   (9)     Total revenues                            2,827,740    1,467,149     159,321   (1,010,825)         3,443,385
                                                    ----------   ----------   ---------   ----------         ----------
  (10)
  (11)EXPENSES:
  (12)  Fuel                                                 -      205,173       5,608            -            210,781
  (13)  Purchased Power                              1,105,086      590,274           -     (577,568)(b)      1,117,792
  (14)  Purchased Gas                                        -       98,724           -            -             98,724
  (15)  Other operating expenses                       644,423      360,588     166,781     (451,363)(a)(b)     720,429
  (16)  FE Facilities                                        -       82,743           -            -             82,743
  (17)  MYR                                                  -      103,287           -            -            103,287
  (18)  International                                        -            -       4,177            -              4,177
  (19)  Mark-to-Market Adjustment                            -      (12,129)          -            -            (12,129)
  (20)  Provision for depreciation and amortization    311,286        8,777      12,062            -            332,125
  (21)  Goodwill Impairment                                  -      121,523           -            -            121,523
  (22)  General taxes                                  161,355       10,686       5,458            -            177,499
                                                    ----------   ----------   ---------   ----------         ----------
  (23)      Total expenses                           2,222,150    1,569,646     194,086   (1,028,931)         2,956,951
                                                    ----------   ----------   ---------   ----------         ----------
  (24)INCOME BEFORE INTEREST
  (25)    AND INCOME TAXES                             605,590     (102,497)    (34,765)      18,106            486,434
                                                    ----------   ----------   ---------   ----------         ----------
  (26)Net interest charges:
  (27)  Interest expense                               110,883       12,976      57,453       18,106 (b)        199,418
  (28)  Capitalized interest                            (2,378)        (982)     (3,153)           -             (6,513)
  (29)  Subsidiaries' preferred stock dividends          8,021            -           -            -              8,021
                                                    ----------   ----------   ---------   ----------         ----------
  (30)      Net interest charges                       116,526       11,994      54,300       18,106            200,926
                                                    ----------   ----------   ---------   ----------         ----------
  (31)Income taxes                                     205,610      (37,516)    (35,305)           -            132,789
                                                    ----------   ----------   ---------   ----------         ----------
  (32)Income before discontinued operations
  (33)  and an accounting change                       283,454      (76,975)    (53,760)           -            152,719
  (34)Discontinued operations                                -            -           -            -                  -
  (35)Cumulative effect of an accounting change              -            -           -            -                  -
                                                    ----------   ----------   ---------   ----------         ----------
  (36)NET INCOME                                    $  283,454   $  (76,975)  $ (53,760)  $        -         $  152,719
                                                    ==========   ==========   =========   ==========         ==========







                                                                    Three Months Ended September 30, 2002
                                                    -------------------------------------------------------------------
                                                     Regulated   Competitive     Other    Reconciling
      (In thousands):                                Services     Services        (c)     Adjustments       Consolidated
    ----------------------------------------        ----------   -----------  ---------   -----------       ------------
   (1)REVENUES:
   (2)  Electric Sales                              $2,605,140   $  326,684   $       -   $        -         $2,931,824
   (3)  Natural Gas                                          -      102,646           -            -            102,646
   (4)  FE Facilities                                        -      146,560           -            -            146,560
   (5)  MYR                                                  -      122,731           -            -            122,731
   (6)  International                                        -            -      11,407            -             11,407
   (7)  Other                                          112,326       13,346       8,731        1,613 (a)        136,016
   (8)  Internal revenues                              261,373      661,536     116,089   (1,038,998)(b)              -
                                                    ----------   ----------   ---------   ----------         ----------
   (9)     Total revenues                            2,978,839    1,373,503     136,227   (1,037,385)         3,451,184
                                                    ----------   ----------   ---------   ----------         ----------
  (10)
  (11)EXPENSES:
  (12)  Fuel                                             1,873      210,603       2,638            -            215,114
  (13)  Purchased Power                              1,162,320      558,781           -     (661,536)(b)      1,059,565
  (14)  Purchased Gas                                        -       95,799           -            -             95,799
  (15)  Other operating expenses                       585,906      264,754     143,185     (361,906)(a)(b)     631,939
  (16)  FE Facilities                                        -      137,205           -            -            137,205
  (17)  MYR                                                  -      118,954           -            -            118,954
  (18)  International                                        -            -      (4,290)           -             (4,290)
  (19)  Mark-to-Market Adjustment                            -      (17,571)         36            -            (17,535)
  (20)  Provision for depreciation and amortization    294,049        8,371       7,997            -            310,417
  (21)  Goodwill Impairment                                  -            -           -            -                  -
  (22)  General taxes                                  171,057        3,793       2,000            -            176,850
                                                    ----------   ----------   ---------   ----------         ----------
  (23)      Total expenses                           2,215,205    1,380,689     151,566   (1,023,442)         2,724,018
                                                    ----------   ----------   ---------   ----------         ----------
  (24)INCOME BEFORE INTEREST
  (25)    AND INCOME TAXES                             763,634       (7,186)    (15,339)     (13,943)           727,166
                                                    ----------   ----------   ---------   ----------         ----------
  (26)Net interest charges:
  (27)  Interest expense                               130,062       18,657      77,701      (13,943)(b)        212,477
  (28)  Capitalized interest                            (3,750)      (1,460)     (1,093)           -             (6,303)
  (29)  Subsidiaries' preferred stock dividends         14,223            -           -            -             14,223
                                                    ----------   ----------   ---------   ----------         ----------
  (30)      Net interest charges                       140,535       17,197      76,608      (13,943)           220,397
                                                    ----------   ----------   ---------   ----------         ----------
  (31)Income taxes                                     265,604      (10,335)    (33,345)           -            221,924
                                                    ----------   ----------   ---------   ----------         ----------
  (32)Income before discontinued operations
  (33)  and an accounting change                       357,495      (14,048)    (58,602)           -            284,845
  (34)Discontinued operations                                -            -           -            -                  -
  (35)Cumulative effect of a change in accounting            -            -           -            -                  -
                                                    ----------   ----------   ---------   ----------         ----------
  (36)NET INCOME                                    $  357,495   $  (14,048)  $ (58,602)  $        -         $  284,845
                                                    ==========   ==========   =========   ==========         ==========





                                                                FirstEnergy Consolidated Income Segments
                                                              Three Months Ended September 30, 2003 VS 2002
                                                    --------------------------------------------------------------------
                                                    Regulated    Competitive     Other    Reconciling
      (In thousands):                                Services     Services       (c)      Adjustments       Consolidated
    -----------------------------------------       ----------   ----------   ---------   ----------        ------------
   (1)REVENUES:
   (2)  Electric Sales                              $ (192,691)  $  244,880   $       -   $        -         $   52,189
   (3)  Natural Gas                                          -        9,658           -            -              9,658
   (4)  FE Facilities                                        -      (57,432)          -            -            (57,432)
   (5)  MYR                                                  -      (20,115)          -            -            (20,115)
   (6)  International                                        -            -       2,277            -              2,277
   (7)  Other                                            6,864          623       1,258       (3,121)(a)          5,624
   (8)  Internal revenues                               34,728      (83,968)     19,559       29,681 (b)              -
                                                    ----------   ----------   ---------   ----------         ----------
   (9)     Total revenues                             (151,099)      93,646      23,094       26,560             (7,799)
                                                    ----------   ----------   ---------   ----------         ----------
  (10)
  (11)EXPENSES:
  (12)  Fuel                                            (1,873)      (5,430)      2,970            -             (4,333)
  (13)  Purchased Power                                (57,234)      31,493           -       83,968 (b)         58,227
  (14)  Purchased Gas                                        -        2,925           -            -              2,925
  (15)  Other operating expenses                        58,517       95,834      23,596      (89,457)(a)(b)      88,490
  (16)  FE Facilities                                        -      (54,462)          -            -            (54,462)
  (17)  MYR                                                  -      (15,667)          -            -            (15,667)
  (18)  International                                        -            -       8,467            -              8,467
  (19)  Mark-to-Market Adjustment                            -        5,442         (36)           -              5,406
  (20)  Provision for depreciation and amortization     17,237          406       4,065            -             21,708
  (21)  Goodwill Impairment                                  -      121,523           -            -            121,523
  (22)  General taxes                                   (9,702)       6,893       3,458            -                649
                                                    ----------   ----------   ---------   ----------         ----------
  (23)      Total expenses                               6,945      188,957      42,520       (5,489)           232,933
                                                    ----------   ----------   ---------   ----------         ----------
  (24)INCOME BEFORE INTEREST
  (25)    AND INCOME TAXES                            (158,044)     (95,311)    (19,426)      32,049           (240,732)
                                                    ----------   ----------   ---------   ----------         ----------
  (26)Net interest charges:
  (27)  Interest expense                               (19,179)      (5,681)    (20,248)      32,049 (b)        (13,059)
  (28)  Capitalized interest                             1,372          478      (2,060)           -               (210)
  (29)  Subsidiaries' preferred stock dividends         (6,202)           -           -            -             (6,202)
                                                    ----------   ----------   ---------   ----------         ----------
  (30)      Net interest charges                       (24,009)      (5,203)    (22,308)      32,049            (19,471)
                                                    ----------   ----------   ---------   ----------         ----------
  (31)Income taxes                                     (59,994)     (27,181)     (1,960)           -            (89,135)
                                                    ----------   ----------   ---------   ----------         ----------
  (32)Income before discontinued operations
  (33)  and an accounting change                       (74,041)     (62,927)      4,842            -           (132,126)
  (34)Discontinued operations                                -            -           -            -                  -
  (35)Cumulative effect of a change in accounting            -            -           -            -                  -
                                                    ----------   ----------   ---------   ----------         ----------
  (36)NET INCOME                                    $  (74,041)  $  (62,927)  $   4,842   $        -         $ (132,126)
                                                    ==========   ==========   =========   ==========         ==========




      Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting.
      (a) Principally fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes.
      (b) Elimination of intersegment transactions.
      (c) "Other" segment primarily consists of corporate support services and international businesses.


                                               FirstEnergy Statistical Summary

-------------------------------------------------------------------------------------------------------------------------------
                                        FirstEnergy Combined Electric Sales Statistics
-------------------------------------------------------------------------------------------------------------------------------
                                                 Three Months Ended September 30,             Nine Months Ended September 30,
                                              -------------------------------------        ------------------------------------
                                                2003           2002          Change          2003          2002          Change
                                              -------        -------         ------        ---------------------         ------
                                                   (In Millions)                                (In Millions)
    ELECTRIC GENERATION SALES (KWHs):
      Retail -
        Regulated                              21,481         24,256         -11.4%         62,985        67,656          -6.9%
        Unregulated                             4,037          2,934          37.6%         10,601         6,385          66.0%
                                              -------        -------         ------        -------       -------         ------
      Total Retail                             25,518         27,190          -6.1%         73,586        74,041          -0.6%
      Wholesale                                12,221         10,368          17.9%         32,384        18,920          71.2%
                                              -------        -------          -----        -------       -------         ------
         Total Electric Generation Sales       37,739         37,558           0.5%        105,970        92,961          14.0%
                                              =======        =======         ======        =======       =======         ======

    ELECTRIC DISTRIBUTION DELIVERIES (KWHs):
      Residential                               9,978         10,741          -7.1%         27,362        27,199           0.6%
      Commercial                                8,920          9,298          -4.1%         25,065        24,601           1.9%
      Industrial                                8,891          9,139          -2.7%         27,037        27,424          -1.4%
      Other                                       145            125          16.0%            425           397           7.1%
                                              -------        -------         ------        -------       -------         ------
         Total Distribution Deliveries         27,934         29,303          -4.7%         79,889        79,621           0.3%
                                              =======        =======         ======        =======       =======         ======

    ELECTRIC SALES SHOPPED (KWHs):
      Residential                               2,074          1,859          11.6%          5,120         4,161          23.0%
      Commercial                                2,109          1,122          88.0%          5,454         2,626         107.7%
      Industrial                                2,270          2,066           9.9%          6,330         5,178          22.2%
                                              -------        -------         ------        -------       -------         ------
         Total Electric Sales Shopped           6,453          5,047          27.9%         16,904        11,965          41.3%
                                              =======        =======         ======        =======       =======         ======

--------------------------------------------------------------------------------------------------------------------------------


                                                               At September 30,
                                           ------------------------------------------------------

                                              2003        % Total            2002        % Total
                                           ----------     -------        -----------     --------
    Capitalization ( in thousands):
    -------------------------------
    Total common  equity                  $ 8,111,432        36%         $ 7,743,727         32%
    Preferred stock *                         335,123         2%             782,945          3%
    Long-term debt - mandatory preferred      302,455         1%              -               0%
    Long-term debt - all other*            11,973,394        53%          12,551,483         53%
    Short-term debt *                         246,083         1%           1,253,413          5%
    Off-balance sheet debt equivalents:   .
      - Sale-leaseback arrangements         1,434,682         6%           1,473,073          6%
      - Accounts receivable factoring         200,000         1%             200,000          1%
                                          -----------     ------         -----------       ------
        Total Capitalization              $22,603,169       100%         $24,004,641        100%
                                          ===========     ======         ===========       ======

 *  Includes amounts due to be paid within one year, debt related to pending divestitures in 2002 and JCP&L securitization of $301 million and $320 million in 2003 and 2002, respectively.

-------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                                 Three Months Ended September 30,           Nine Months Ended September 30,
                                             ---------------------------------------      ---------------------------------------

                                                2003         2002           Change          2003          2002          Change
                                             ---------    -----------    -----------      ---------   -----------   -------------
                                                        (in thousands)                               (in thousands)
    Financial Statistics ( in thousands):
    -------------------------------------
    L-T Debt and Preferred Stock Redemptions $ 241,838     $1,185,125    $  (943,287)     $ 656,365   $ 1,754,067   $ (1,097,702)
    Short-term Debt Increase (Decrease)      $(798,983)    $  508,720    $(1,307,703)     $(846,733)    $ 539,271   $ (1,386,004)
    Capital Investments                      $ 145,083     $  274,923    $  (129,840)     $ 512,566     $ 694,614   $   (182,048)
    --------------------------------------------------------------------------------   ------------------------------------------


    Unusual Charges: 2003 vs 2002                    Three Months Ended                           Nine Months Ended
                                                        September 30,                               September 30,
                                           -----------------------------------------   --------------------------------------
                                             2003          2002           Change          2003          2002          Change
                                            ---------    ---------      ----------     ---------     ---------      ---------
    Goodwill Impairment                     $ 121,523    $       -      $ 121,523      $ 121,523     $       -      $ 121,523
    JCP&L Rate Case Disallowance              (13,085)           -        (13,085)      (171,606)            -       (171,606)
    SSAI Severance Costs - 2002                     -      (11,325)        11,325              -       (11,325)        11,325
    Note Receivable Impairment                      -            -              -        (12,563)            -        (12,563)
    Loss on sale of natural gas operations unit     -            -              -         (6,200)            -         (6,200)
    Long-term Derivative Contract Adjustment        -            -              -              -       (18,091)        18,091
    Equity Investment - Bankruptcy                  -            -              -              -       (30,371)        30,371
    Telecommunications Investment Writedown         -            -              -              -       (12,610)        12,610
    Generation Project Cancellation                 -            -              -              -       (17,102)        17,102
                                            ---------    ---------      ---------      ---------     ---------      ---------
      Total - Pre-tax Expenses              $ 108,438    $ (11,325)     $ 119,763      $ (68,846)    $ (89,499)     $  20,653
                                            =========    =========      =========      =========     =========      =========

    EPS Effect                                 ($0.30)      ($0.02)        ($0.28)        ($0.65)       ($0.18)        ($0.47)
                                            =========    =========      =========      ==========    =========      =========


---------------------------------------------------------------------------------------------------------------------------------

                                                                6


                                               FirstEnergy Statistical Summary

                                                    Three Months Ended                      Nine Months Ended
                                                      September 30,                           September 30,
                                            ------------------------------------    ----------------------------------
                                                2003         2002       Change          2003         2002       Change
                                            ---------    ----------    ---------    ---------    ---------    --------
    NATURAL GAS SALES (Decatherms):              (in thousands)                          (in thousands)
      Retail                                   12,228       15,572       -21.5%        55,951       75,310      -25.7%
      Wholesale                                 7,224       10,874       -33.6%        26,938       40,703      -33.8%
                                            ---------    ---------     --------     ---------    ---------    --------
         Total Natural Gas Sales               19,452       26,446       -26.4%        82,889      116,013      -28.6%
                                            =========    =========     ========     =========    =========    ========

----------------------------------------------------------------------------------------------------------------------
                                              Three Months Ended September 30,        Nine Months Ended September 30,
                                            ---------    ---------     ---------    ---------    ---------    --------
                                                2003         2002       Change          2003         2002       Change
                                            ---------    ---------     ---------    ---------    ---------    --------
    Regulatory Asset Amortization                     (in thousands)                          (in thousands)
    ----------------------------------
    Depreciation and Amortization           $ 256,313    $ 219,442     $ 36,871     $ 679,644    $ 597,895    $ 81,749
    Income Tax Amortization                    16,150       13,855        2,295        47,094       41,701       5,393
                                            ---------    ---------     --------     ---------    ---------    --------
      Total                                 $ 272,463    $ 233,297     $ 39,166     $ 726,738    $ 639,596    $ 87,142
                                            =========    =========     ========     =========    =========    ========

    Regulatory Deferrals
    ----------------------------------
    Ohio Transition Plan
    --------------------
    Beginning Balance                       $ 354,689    $ 160,867                  $ 259,353    $  75,406
    Deferral of Shopping Incentives            53,136       46,267     $  6,869       140,785      109,082    $ 31,703
    Deferral of New Regulatory Assets           1,921       14,148      (12,227)        9,608       36,794     (27,186)
                                            ---------    ---------     --------     ---------    ---------    --------
    Current period deferrals                   55,057       60,415     $ (5,358)      150,393      145,876    $  4,517
                                                                       ========                               ========
                                            ---------    ---------                  ---------    ---------
    Ending Balance-Ohio Deferrals           $ 409,746    $ 221,282                  $ 409,746    $ 221,282
                                            =========    =========                  =========    =========

    Deferred Energy Costs
    ----------------------------------
    New Jersey
    ----------
    Beginning Balance                       $ 438,722    $ 413,858                  $ 548,641    $ 301,204
    Deferral (recovery) of energy costs        18,480       67,777     $(49,297)       61,061      180,431   $(119,370)
    Rate case disallowance                    (13,085)           -      (13,085)     (165,585)           -    (165,585)
                                            ----------   ----------    ---------    ----------   ---------    ---------
    Current period charge                       5,395       67,777     $(62,382)     (104,524)     180,431   $(284,955)
                                            ----------   ---------     =========    ---------    ---------    =========
    Ending Balance                          $ 444,117    $ 481,635                  $ 444,117    $ 481,635
                                            =========    =========                  =========    =========


    Mark-to-Market Adjustment
    -------------------------------------
    Expenses - Pre-Tax Income Effect:
      Increase (Decrease)                   $ (12,129)   $ (17,535)    $  5,406     $  (7,550)   $ (19,681)   $ 12,131

    EPS Effect                                  $0.02        $0.04       ($0.02)        $0.01        $0.04      ($0.03)
----------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                       At September 30,
                                              ----------------------------------
    Operating Statistics (12 mos. Ending)       2003                      2002
    -------------------------------------     -------                   -------
    System Load Factor                          64.9%                     59.8%
    Capacity Factors:
       Fossil                                   58.4%                     57.9%
       Nuclear                                  64.0%                     79.6%
    Generation Output:
      Fossil                                      69%                       63%
      Nuclear                                     31%                       37%

    Weather
    Composite Heating Days Year-to-Date         3,883                     3,246
      (Normal - 3579)

    Composite Cooling Days Year-to-Date           803                     1,069
      (Normal - 873)
--------------------------------------------------------------------------------



                                    7

RECENT DEVELOPMENTS

--------------------------------------------------------------------------------

Ohio Rate Plan Proposal

On October 21, FirstEnergy filed, on behalf of its Ohio electric operating companies, an application with the Public Utilities Commission of Ohio to establish generation rates beginning January 1, 2006. In the application, the Companies propose to either establish a competitive bidding process to determine standard offer generation service rates as of January 1, 2006, or implement a comprehensive Rate Stabilization Plan. The Plan is designed to provide stable long-term competitive pricing of energy services, help ensure supplies of electricity and enhance economic development. If approved, the Plan would stabilize the price customers will pay for electricity by essentially maintaining current prices through 2008, subject to limited adjustments. The Company has requested Commission action on the proposal by December 31, 2003.

Common Stock Issuance

On September 17, FirstEnergy issued 32.2 million shares of new common stock at $30.00 per share. Net proceeds of $935 million were used to reduce bank debt, significantly improving FirstEnergy's credit quality and financial flexibility. Anticipated earnings dilution for the year is $0.07 per share.

Davis-Besse Nuclear Power Station Pressure Test

On October 14, FirstEnergy announced that the recent pressure test at the Davis-Besse Nuclear Power Station had fully met all of its objectives, including validation of the integrity of the bottom of the plant's Reactor Vessel and of the Reactor Coolant System. The overall leak rate for the 90,000-gallon Reactor Coolant System was .006 gallons per minute, well within the federal limit of one gallon per minute. Using a robotic camera to closely examine the bottom of the reactor vessel and 52 instrumentation tubes, plant officials confirmed that there is no indication of leakage in the bottom of the reactor vessel.

Remaining work to be completed prior to restart includes modifying the High Pressure Injection Pumps, which already have been shipped to the vendor; modification of the Electrical Distribution System; work on the Containment Air Coolers; additional training for employees regarding performance issues, regulatory compliance and safety culture; and enhancements to the Corrective Action Program.

Beaver Valley Unit 2 Refueling Outage

On October 12, Beaver Valley Unit #2 returned to service, following a 28-day scheduled refueling outage. Significant activities included the replacement of 60 fuel assemblies and 48 control rods in the reactor core, as well as other modifications and improvements to ensure continued safe and reliable operation. The reactor vessel head and under-vessel were found to be in good condition following a thorough inspection. Unit 2 had operated for 474 consecutive days since its last refueling and had posted an availability factor of 99.6 percent.

Agreement to Sell Avon Energy Partners Holdings

On October 21, an agreement was reached to sell our 20.1% interest in Avon Energy Partners Holdings to a subsidiary of Powergen UK for $8 million. This transaction also includes Aquila's 79.9% ownership interest. The sale is contingent upon: (1) reaching an agreement with Avon Energy bondholders to sell their bonds for 95.8% of their nominal value; (2) approval from the European merger commission; and (3) approval of Aquila's participation in the transaction by the State Corporation Commission of Kansas. The holders of approximately half of the outstanding bonds already have given their consent.


This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "expect," "believe," "estimate," and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), adverse regulatory or legal decisions, availability and cost of capital, inability of the Davis-Besse Nuclear Power Station to restart (including because of any inability to obtain a favorable final determination from the Nuclear Regulatory Commission) in the fall of 2003, inability to accomplish or realize anticipated benefits of strategic goals, the ability to access the public securities markets, further investigation into the causes of the August 14, 2003 regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to that outage, a denial of or material change to the Company's Application related to its Rate Stabilization Plan, and other factors discussed from time to time in FirstEnergy's Securities and Exchange Commission filings, including its annual report on Form 10-K (as amended) for the year ended December 31, 2002, its Form 10-Q for the quarter ended June 30, 2003 and under "Risk Factors" in the Prospectus Supplement dated September 12, 2003 to the Prospectus dated August 29, 2003 (which was part of the Registration Statement-SEC File No. 333-103865) and other similar factors.